Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES EARLY RESULTS OF CASH TENDER OFFERS

FORT WORTH, TEXAS, September 1, 2020 — RANGE RESOURCES CORPORATION (NYSE: RRC) (“Range” or the “Company”) announced today the results to date of Range’s previously announced cash tender offers (the “Tender Offers”) to purchase up to $500 million aggregate principal amount (the “Aggregate Maximum Tender Amount”) of its outstanding 5.750% senior notes due 2021 (the “2021 Senior Notes”), 5.750% senior subordinated notes due 2021 (the “2021 Subordinated Notes”), 5.875% senior notes due 2022 (the “5.875% 2022 Senior Notes”), 5.000% senior notes due 2022 (the “5.000% 2022 Senior Notes”), 5.000% senior subordinated notes due 2022 (the “2022 Subordinated Notes”) and 5.000% senior notes due 2023 (the “2023 Senior Notes” and, together with the 2021 Senior Notes, the 2021 Subordinated Notes, the 5.875% 2022 Senior Notes, the 5.000% 2022 Senior Notes, and the 2022 Subordinated Notes, collectively, the “Notes”).

Based on information provided by D.F. King and Co., the tender agent for the Tender Offers, approximately $863.6 million aggregate principal amount of Notes were validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on August 31, 2020 (the “Early Tender Date”). The following table sets forth the approximate aggregate principal amounts of each series of Notes that were validly tendered (and not validly withdrawn) as of the Early Tender Date and the principal amounts that, subject to satisfaction of the conditions to the Tender Offers described below, are expected to be accepted for purchase pursuant to the Tender Offers:

Title of Notes	CUSIP Numbers / ISIN	Acceptance Priority Level	Principal Amount Outstanding Prior to the Tender Offers(1)	Total Consideration (2)(3)	Principal Amount of Notes Tendered	Principal Amount of Notes Expected to Be Accepted for Purchase	Proration Factor(4)
5.750% Senior Notes due 2021	75281AAW9/U S75281AAW99	1	$37,570,000	$1,010.00	$12,074,000	$12,074,000	100%

5.750% Senior Subordinated Notes due 2021	75281AAM1	2	$21,105,000	$985.00	$1,209,000	$1,209,000	100%

5.875% Senior Notes due 2022	75281AAU3/U S75281AAU34	3	$113,583,000	$1,021.25	$65,055,000	$65,055,000	100%

5.000% Senior Notes due 2022	75281AAY5/U S75281AAY55	4	$460,625,000	$1,012.50	$291,036,000	$291,036,000	100%

5.000% Senior Subordinated Notes due 2022	75281AAN9	5	$18,019,000	$950.00	$8,289,000	$8,289,000	100%

5.000% Senior Notes due 2023	75281AAZ2 75281ABA6	6	$654,672,000	$1,005.00	$485,935,000	$122,337,000	25.2%

(1)	As of August 18, 2020.
(2)

Holders will also receive accrued and unpaid interest from the applicable last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date (as defined below).

(3)	Includes the Early Tender Premium (as defined below).
(4)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

The amount of each series of Notes expected to be accepted for purchase was determined pursuant to the terms and conditions of the Tender Offers as set forth in the Offer to Purchase dated August 18, 2020 (as amended, the “Offer to Purchase”). Subject to satisfaction of the conditions to the Tender Offers set forth in the Offer to Purchase, the Company expects to accept and pay for Notes tendered prior to the Early Tender Date, subject to proration described herein, on or about September 2, 2020 (the “Early Settlement Date”). Holders of Notes that have been accepted for purchase in connection with the Early Tender Date will receive the applicable Total Consideration set forth in the table above, which includes an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). In addition to the Total Consideration, all holders of Notes accepted for purchase in connection with the Early Tender Date will receive accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the Early Settlement Date. The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, tendered Notes may no longer be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

Although the Tender Offers are scheduled to expire at Midnight, New York City time, at the end of September 15, 2020, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date. Because holders of Notes subject to the Tender Offers validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Aggregate Maximum Tender Amount, the 2023 Senior Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date are expected to be accepted on a pro rata basis, subject to a proration factor of approximately 25.2%.

The Tender Offers are subject to the satisfaction of the conditions described in the Offer to Purchase. Such conditions may be waived by the Company in its sole discretion, subject to applicable law. Any waiver of a condition by the Company will not constitute a waiver of any other condition.

The dealer manager for the Tender Offers is Citigroup Global Markets Inc.. Any questions regarding the terms of the Tender Offers should be directed to the Dealer Manager, Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. The information agent and tender agent is D.F. King & Co., Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offers should be directed to the information agent for the Tender Offers, D.F. King & Co., Inc., at (800) 628-8538 (toll-free), (212) 269-5550 (all others) or rrc@dfking.com.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to the terms and conditions set forth in the Offer to Purchase. Nothing contained herein shall constitute an offer of Range’s separately announced 9.25% senior notes due 2026 (the “Debt Financing”).

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in stacked-pay projects in the Appalachian Basin. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities. The Company is headquartered in Fort Worth, Texas.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including those related to the completion of the Debt Financing and Tender Offers. These statements are based on expectations and assumptions that Range’s management believes are reasonable based on currently available information; however, there is no assurance that these expectations and assumptions can or will be met. Any number of factors could cause actual results to differ materially from those in this press release, including, but not limited to, the satisfaction of the Debt Financing and all conditions set forth in the Offer to Purchase, not all of which are within Range’s control. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Manager of Corporate Communications

724-873-3223

mwindle@rangeresources.com

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